                                                  Registration No. 333-
      As filed with the Securities and Exchange Commission on June 24, 1997
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 ---------------

                                 WATERLINK, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                      34-1788678
(State or other jurisdiction of                       (I.R.S. employer
incorporation or organization)                       identification No.)

                            4100 HOLIDAY STREET, N.W.
                                    SUITE 201
                             CANTON, OHIO 44718-2532
           (Address of principal executive offices including zip code)

                                 ---------------

                 EMPLOYEE STOCK PURCHASE PLAN OF WATERLINK, INC.

         1997 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN OF WATERLINK, INC.

           WATERLINK, INC. AMENDED AND RESTATED 1995 STOCK OPTION PLAN

                   WATERLINK, INC. 1997 OMNIBUS INCENTIVE PLAN
                              (Full title of plans)

                                 ---------------
                                                         Copy to:
            CHET S. ROSS                            IRA C. KAPLAN, ESQ.
           WATERLINK, INC.                         BENESCH, FRIEDLANDER,
         4100 HOLIDAY STREET                       COPLAN & ARONOFF LLP
              SUITE 201                          2300 BP AMERICA BUILDING
      CANTON, OHIO  44718-2532                    CLEVELAND, OHIO  44114
           (330) 649-4000                             (216) 363-4500

           (Name and address including zip code; and telephone number, including area code, of agent of service)

                                 ---------------

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------------
Title of securities to be  Amount to be        Proposed maximum             Proposed maximum             Amount of registration
registered                 registered(1)       offering price per share(2)  aggregate offering price(3)  fee
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, par               7,350,000           $.10-4.40                $18,543,025                $5750.58
value $.001 per share
--------------------------------------------------------------------------------------------------------------------------------

----------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate number of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2) Estimated in accordance with Rule 457 under the Securities Act of 1933, solely for the purpose of calculating the registration fee, on the basis of
     (a) the price at which existing options may be exercised or (b) the book value of Common Stock computed as of March 31, 1997.

(3) The proposed maximum aggregate offering price is based on 100,000 shares at $4.40 per share, 101,000 shares at $4.25 per share, 376,000 shares at $4.00 per share, 5,500 shares at $2.00 per share, 235,000 shares at $.10 per share and 6,532,500 shares at $2.47 per share.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents listed below are incorporated by reference in this Registration Statement; and all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such document.

                  (a) The Company's Amended Registration Statement on Form S-1 filed May 23, 1997, Registration No. 333-25249 (the "Form S-1).

                  (b) The description of the Common Stock, $.001 par value per share, of the Company (the "Common Stock") contained in the Company's Registration Statement on Form 8-A, dated May 23, 1997.

         For purposes of this Registration Statement, any statement contained in a document incorporated by or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not Applicable

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law (the "DGCL") permits the indemnification of the directors and officers of the Company. The Amended and Restated By-laws

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



of the Company provide that it will indemnify the officers, directors, employees and agents of the Company to the extent permitted by the DGCL.

         The Fifth Amended and Restated Certificate of Incorporation (the "Certificate") of the Company provides for the indemnification of directors and officers of the Company, and persons who serve or served at the request of the Company as a director, officer, employee or agent of another corporation, including service with respect to employee benefit plans, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties in amounts paid or to be paid in settlement) reasonably incurred with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, provided, however, the Company shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Company's Board of Directors. In the event a claim for indemnification by any person has not been paid in full by the Company after written request has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. The right to indemnification conferred in the Company Certificate is a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition. The Company maintains insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company against any such expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under state law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Pursuant to the Company's Amended and Restated 1995 Stock Option Plan, the Company issued upon exercise of options an aggregate of 122,500 shares of Common Stock to or for the benefit of certain of its officers and directors. The restricted shares were originally issued pursuant to an exemption from registration under Rule 701 of the Securities Act of 1933. The certificates representing the shares of Common Stock bear a restrictive legend stating that the shares are not registered under the Securities Act of 1933 and may not be transferred absent the Company's filing a registration statement or acknowledgment that a valid exemption from registration exists.

ITEM 8. EXHIBITS.

4.1 Form of Fifth Amended and Restated Certificate of Incorporation of the Company (incorporated by reference from Exhibit 3.1 to the Form S-1)

4.2 Form of Amended and Restated By-laws of the Company (incorporated by reference from Exhibit 3.2 to the Form S-1)

4.3 Form of Rights Agreement, dated as of May 23, 1997, between the Company and American Stock Transfer & Trust Company (incorporated by reference from Exhibit 4.1 to the Form S-1)

4.4 Amended and Restated Registration Rights Agreement, dated as of March 6, 1997, by and among the Company, Brantley Venture Partners III, L.P., Theodore F. Savastano, River Cities Capital Fund Limited Partnership, IPP95, L.P., Environmental Opportunities Fund, L.P., Environmental Opportunities Fund (Cayman), L.P., Brantley Capital Corporation and National City Capital Corporation (incorporated by reference from
         Exhibit 4.2 to the Form S-1)

4.5 Registration Rights Agreement, dated as of January 31, 1996, between the Company and Mass Transfer Systems, Inc. (incorporated by reference from Exhibit 4.3 to the Form S-1)

4.6 Registration Rights Agreement, dated as of April 26, 1996, between the Company and Lawrence A. Schmid (incorporated by reference from Exhibit
         4.4 to the Form S-1)

4.7 Registration Rights Agreement, dated as of September 30, 1996, between the Company, Lawrence Stenger, Theresa Stenger, Ronald Jaworski, Christine Jaworski, John Stenger, Dawn P. Stenger, Scott Stenger, Kristie D. Stenger, Jorg Menningman, Michael Mudrick, Robert Young and Gary Prae (incorporated by reference from Exhibit 4.5 to the Form S-1)

4.8      The Company's 1995 Stock Option Plan (incorporated by reference from
         Exhibit 10.11 to the Form S-1)

4.9 The Company's 1997 Omnibus Incentive Plan (incorporated by reference from Exhibit 10.14 to the Form S-1)

4.10 Employee Stock Purchase Plan of the Company (incorporated by reference from Exhibit 10.24 to the Form S-1)

4.11 1997 Non-Employee Director Stock Option Plan of the Company (incorporated by reference from Exhibit 10.25 to the Form S-1)

5        Opinion of Benesch, Friedlander, Coplan & Aronoff LLP.

23.1     Consent of Ernst & Young LLP.

23.2     Consent of Ernst & Young.

23.3     Consent of Ernst & Young AB.

23.4     Consent of Dennis D. Tysl & Company, Ltd.

23.5     Consent of Sink, Gillmore & Gordon LLP.

23.6     Consent of Plante & Moran, LLP.

23.7 Consent of Benesch, Friedlander, Coplan & Aronoff LLP (contained in its opinion filed as Exhibit 5 hereto).

24.1     Powers of Attorney (set forth on page II-6).

ITEM 9. UNDERTAKINGS.

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canton, State of Ohio, on the 24th day of June, 1997.

                                    WATERLINK, INC.

                                    By: /s/ Chet S. Ross
                                        -------------------------------------
                                    Chet S. Ross
                                    President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENCE, that each person whose signature appears below constitutes and appoints Chet S. Ross and Michael J. Vantusko, or either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes and he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent or their substitutes may lawfully do or cause to be done by virtue hereof.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

         NAME                                                 TITLE                                  DATE
/s/ Theodore F. Savastano                            Chairman of the Board                      June 24, 1997
------------------------------
Theodore F. Savastano

/s/ Chet S. Ross                                     President, Chief Executive                 June 24, 1997
------------------------------                       Officer and Director
Chet S. Ross                                         (Principal Executive Officer)

         NAME                                                 TITLE                                  DATE
/s/ Michael J. Vantusko                              Chief Financial Officer                       June 24, 1997
----------------------------                         (Principal Financial and
Michael J. Vantusko                                  Accounting Officer)

/s/ Robert P. Pinkas                                 Director                                      June 24, 1997
----------------------------
Robert P. Pinkas

/s/ John R. Miller                                   Director                                      June 24, 1997
----------------------------
John R. Miller

/s/ Rollin S. Reiter                                 Director                                      June 24, 1997
----------------------------
Rollin S. Reiter

/s/ Paul M. Sutton                                   Director                                      June 24, 1997
----------------------------
Paul M. Sutton

                                  EXHIBIT INDEX
                                  -------------


EXHIBIT NO.                               EXHIBIT DESCRIPTION                            PAGE NO.
-----------                               -------------------                            --------
4.1      Form of Fifth Amended and Restated Certificate of Incorporation of the
         Company (incorporated by reference from Exhibit 3.1 to the Form S-1)

4.2 Form of Amended and Restated By-laws of the Company (incorporated by reference from Exhibit 3.2 to the Form S-1)

4.3 Form of Rights Agreement, dated as of May 23, 1997, between the Company and American Stock Transfer & Trust Company (incorporated by reference from Exhibit 4.1 to the Form S-1)

4.4      Amended and Restated Registration rights Agreement, dated as of March
         6, 1997, by and among the Company, Brantley Venture Partners III, L.P.,
         Theodore F. Savastano, River Cities Capital Fund Limited Partnership,
         IPP95, L.P., Environmental Opportunities Fund, L.P., Environmental
         Opportunities Fund (Cayman), L.P., Brantley Capital Corporation and
         National City Capital Corporation (incorporated by reference from
         Exhibit 4.2 to the Form S-1)

4.5 Registration Rights Agreement, dated as of January 31, 1996, between the Company and Mass Transfer Systems, Inc. (incorporated by reference from Exhibit 4.3 to the Form S-1)

4.6      Registration Rights Agreement, dated as of April 26, 1996, between the
         Company and Lawrence A. Schmid (incorporated by reference from Exhibit
         4.4 to the Form S-1)

4.7 Registration Rights Agreement, dated as of September 30, 1996, between the Company, Lawrence Stenger, Theresa Stenger, Ronald Jaworski,
         Christine Jaworski, John Stenger, Dawn P. Stenger, Scott Stenger,
         Kristie D. Stenger, Jorg Menningman, Michael Mudrick, Robert Young and
         Gary Prae (incorporated by reference from Exhibit 4.5 to the Form S-1)

4.8      The Company's 1995 Stock Option Plan (incorporated by reference from
         Exhibit 10.11 to the Form S-1)

4.9 The Company's 1997 Omnibus Incentive Plan (incorporated by reference from Exhibit 10.14 to the Form S-1)

4.10 Employee Stock Purchase Plan of the Company (incorporated by reference from Exhibit 10.24 to the Form S-1)

4.11     1997 Non-Employee Director Stock Option Plan of the Company
         (incorporated by reference from Exhibit 10.25 to the Form S-1)

5        Opinion of Benesch, Friedlander, Coplan & Aronoff LLP.

23.1     Consent of Ernst & Young LLP.

23.2     Consent of Ernst & Young.

23.3     Consent of Ernst & Young AB.

23.4     Consent of Dennis D. Tysl & Company, Ltd.

23.5     Consent of Sink, Gillmore & Gordon LLP.

23.6     Consent of Plante & Moran, LLP.

23.7 Consent of Benesch, Friedlander, Coplan & Aronoff LLP (contained in its opinion filed as Exhibit 5 hereto).

24.1     Powers of Attorney (set forth on page II-6).